                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of July 9, 1999, by and between Asche Transportation Services, Inc., a Delaware corporation (the "Company"), with headquarters located at 10214 N. Mt. Vernon Road, Shannon, Illinois 61078, and the Purchaser (the "Purchaser") set forth on the execution page hereof, with regard to the following:

                                    RECITALS

         A. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         B. Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, 750,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). The 750,000 shares of Common Stock being purchased hereunder are referred to herein as the "Common Shares".

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

                                    ARTICLE I
                       PURCHASE AND SALE OF COMMON SHARES

         1.1 Purchase of Common Shares.Subject to the terms and conditions of this Agreement, the Company shall issue and sell, and Purchaser shall purchase, the Common Shares as further contemplated hereby. The purchase price for each Common Share shall be $4.00.

         1.2 Form of Payment. Purchaser shall pay the aggregate Purchase Price for the Common Shares being purchased by Purchaser by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed stock certificates for the Common Shares, and the Company shall deliver such Common Shares against delivery of such aggregate Purchase Price.

         1.3 Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, the closing (the "Closing") of the issuance, sale and purchase of the Common Shares pursuant to this Agreement shall occur at 10:00 a.m. on July 9, 1999 (the "Closing Date"), at such place as the Company and Purchaser shall mutually agree.

                                   ARTICLE II
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants, solely with respect to itself and its purchase hereunder. Purchaser makes no other representations or warranties, express or implied, in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by Purchaser to the Company shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         2.1 Power and Authority. Purchaser has all requisite power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Board Advisory Agreement (as herein defined) and to perform his obligations hereunder and thereunder. Purchaser has duly and validly executed and delivered this Agreement and the Registration Rights Agreement and the Board Advisory Agreement (collectively, the "Related Documents"), and each such agreement constitutes Purchaser's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.




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         2.2   Investment Purpose. Purchaser is purchasing the Common Shares for
Purchaser's own account for investment only and not with a present view toward or in connection with the public sale or distribution thereof. Purchaser will not resell the Common Shares except pursuant to an effective registration statement filed under the Securities Act or sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Common Shares are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such Securities Act other than as contemplated by the Registration Rights Agreement. By making the representations in this Section
2.2, the Purchaser does not agree to hold the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with the provisions of this Agreement or pursuant to a registration statement or an exemption from registration under the Securities
Act or applicable state securities laws.

         2.3 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

         2.4 Disclosure of Information.Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Common Shares to be purchased by Purchaser under this Agreement. Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Purchaser or to which Purchaser had access.

         2.5 Investment Experience. Purchaser understands that the purchase of the Common Shares involves substantial risk. Purchaser is able to bear the economic risk of Purchaser's investment in the Common Shares and has such knowledge and experience in financial or business matters such that Purchaser is capable of evaluating the merits and risks of this investment in the Common Shares and protecting its own interest in connection with this investment.

         2.6 Reliance on Exemptions. Purchaser understands that the Common Shares are being offered and sold to the Purchaser in reliance upon



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


specific exemptions from the registration requirements of the United States federal and state securities laws.

         2.7 Governmental Review. Purchaser understands that no United States federal or state agency or any other government agency has passed upon or made any recommendation or endorsement of the Common Shares or an investment therein.

         2.8 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Common Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder, an exemption from such registration is available or such Common Shares are sold or transferred to an "affiliate" (as defined in Rule 144 under the Securities Act (or a successor rule) ("Rule 144")) and in all cases, subject to the provisions of Section 5.3; (ii) any sale of such Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Common Shares without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

         2.9 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Common Shares, and until such time as the Common Shares have been registered under the Securities Act and sold as contemplated by the Registration Rights Agreement or otherwise or sold by Purchaser pursuant to Rule 144, the certificates for the Common Shares will bear a restrictive legend (the "Legend") in the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ARE "RESTRICTED" SECURITIES WITHIN THE MEANING OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION. TRANSFER OF THE


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


               SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE MADE PURSUANT TO AN EFECTIVE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION. THE SHARES ARE FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF SECTION
               5.3 OF A CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 9, 1999 BETWEEN THE COMPANY AND JAMES A. JALOVEC. A COPY OF THE AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY. THE AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS UPON THE HOLDER'S RIGHT TO TRANSFER THE SHARES REPRESENTED HEREBY, AND FOR CERTAIN PRIOR RIGHTS TO PURCHASE AND CERTAIN OBLIGATIONS TO SELL THE SHARES EVIDENCED BY THIS CERTIFICATE AT A DESIGNATED PURCHASE PRICE DETERMINED IN ACCORDANCE WITH CERTAIN PROCEDURES. ASCHE TRANSPORTATION SERVICES, INC. HAS DIRECTED ITS TRANSFER AGENT THAT THESE SHARES MAY NOT BE SOLD OR TRANSFERRED WITHOUT THE SUBMISSION OF AN OPINION OF ATTORNEY ACCEPTABLE TO ASCHE TRANSPORTATION SERVICES, INC. ANY SALE OR TRANSFER CONTRARY TO SUCH RESTRICTIONS IS VOID.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that:

         3.1 Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validity existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authority to own its properties and to carry on its business as


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now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on either
(i) the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or (ii) the transactions contemplated hereby.

         3.2 Authorization: Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Related Documents, and to issue and sell, perform its obligations with respect to, the Common Shares in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement and the Related Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Common Shares) have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of NASDAQ National Market System ("NASDAQ"), the National Association of Securities Dealers or otherwise) except for the necessary stockholder approval to amend the By-Laws to increase the number of directors so that Purchaser may designate one member to the Board (in addition to Purchaser's right to designate one director pursuant to Section 4.7); (c) this Agreement and the Related Documents and the Common Shares have been duly executed and delivered by the Company; and (d) this Agreement and the Related Documents and the Common Shares constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

         3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans and the number of shares reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock are as set forth on Schedule 3.3 attached hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company


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


(including the Common Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement), and (iii) there are no anti-dilutive or price adjustment provisions contained in any security issued by the Company (or any agreement providing rights to security holders) that will be triggered by the issuance of the Common Shares. The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as currently in effect ("Certificate of Incorporation"), and the Company's By-laws as currently in effect (the "By-laws"). The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser).

         3.4 Issuance of Shares. The Common Shares are duly authorized and reserved for issuance, and, upon consummation of the purchase contemplated hereby, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to the preemptive rights or other similar rights of stockholders of the Company. The Common Shares are duly authorized and reserved for issuance, and are validly issued, fully paid and nonassessable, and free from all taxes, liens claims and encumbrances and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company. Accordingly, no further corporate authorization or approval is required under the rules of the NASDAQ with respect to the transaction contemplated by this Agreement except as otherwise set forth in
Section 3.2. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Common Shares. The Company further acknowledges that its obligation to issue the Common Shares in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.


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


         3.5 No Conflicts. The execution, delivery and performance of this Agreement and the Related Documents by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws, (b) violate or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or (c) result in a violation of any law, rule, regulation, order, judgment or decree to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect or otherwise as set forth in Schedule 3.5. The business of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as Purchaser owns any of the Common Shares, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as set forth on
Schedule 3.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of NASDAQ. Except as set forth on Schedule 3.5 the Company and its subsidiaries are unaware of any facts which might give rise to any of the foregoing.



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


         3.6 Registration and SEC Documents. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as disclosed in Schedule 3.6, since January 1, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 1994 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has made available to Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents (the SEC documents filed prior to the date hereof being the "Filed SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is required to be updated or amended under applicable law. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with the past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually and in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole. The Filed SEC Documents contain a complete and accurate list of all material undischarged written or oral


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contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). Except as disclosed on Schedule 3.6, none of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries or, to the Company's knowledge, by any other party under any Contract which breach or default would have a Material Adverse Effect.

         3.7 Absence of Certain Changes. Since December 31, 1998, there has been no change and no development in the business, properties, operations, financial condition, results of operations or prospects of the Company which would have had a Material Adverse Effect, except as disclosed in Schedule 3.7 or as disclosed in the SEC Documents.

         3.8 Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. To the knowledge of the Company, there are no facts which, if known by a potential claimant or governmental agency or authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

         3.9 Disclosure. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no


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material fact (within the meaning of the federal securities laws of the United
States) exists with respect to the Company or any of its subsidiaries which has not been publicly disclosed.

         3.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between Purchaser and the Company, are "arms-length", and that any statement made by Purchaser, or any of its representatives or agents, in connection with the Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

         3.11 Current Public Information. The Company currently meets the "Registrant eligibility requirements" set forth in the general instructions to Form S-3 under the Securities Act.

         3.12 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

         3.13 No Integrated Offering. Neither the Company, nor any if its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation
D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extend relevant for such determination. The issuance of the Securities to the Purchaser will not be integrated with any other issuance of the Company's Securities (past, present, or future) which requires stockholder approval under the rules of the NASDAQ stock market.


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


         3.14 No Brokers. Except for Madison Securities, Inc. ("Madison"), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments to Purchaser relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, Madison has agreed with the Company that it shall not be entitled to any fee or commission in connection with this Agreement or the transactions contemplated hereby.

         3.15 Acknowledgment of Terms and Nature of Securities. The Company's executive officers and directors have studied and fully understand the terms and nature of the securities being sold hereunder. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company.

         3.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the Company's Annual Report on Form 10-K for its most recently ended fiscal year. Neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right or any other person with respect to any Intangibles nor is there any claim or infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         3.17 Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule 3.17. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment


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


with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., limitation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of individuals listed on
Schedule 3.17.

         3.18 Certain Transactions. Except as set forth on Schedule 3.18 or as disclosed in the SEC Documents and except for arm's length transactions pursuant to which the Company or any of its subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3.3, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         3.19 Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                   ARTICLE IV
                                   COVENANTS

         4.1 Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions described in Article VII of this Agreement.

         4.2 Securities Laws. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to Purchaser within five (5) business days following the Date of


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


Closing. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within ten business (10) days following the date of Closing. Such Form 8-K shall include this Agreement and the related transaction documents as exhibits thereto. The Company shall, on or prior to the date of Closing, take such action as is necessary to sell the Common Shares to Purchaser in accordance with applicable securities laws of states of the United States, and shall provide evidence of any such action so taken to Purchaser on or prior to the date of Closing. Without limiting any of the Company's obligations under this Agreement or Registration Rights Agreement, from and after the date of Closing, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby.

         4.3 Reporting Status. For so long as the Purchaser owns any of the Common Shares or three (3) years from the Closing Date, whichever is sooner, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company will take all action necessary to continue to meet the registrant eligibility requirements set forth in the general instructions to Form S-3 as such requirements are in effect as of the date of this Agreement.

         4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Common Shares (i) first for payment of indebtedness of the Company or its subsidiaries except any indebtedness payable to any party to the Voting Agreement (as hereinafter defined) or any affiliates of any such parties (other than as disclosed on Schedule 4.4) and (ii) then for general working capital needs.

         4.5 Information. For so long as the Purchaser owns any of the Securities or three (3) years from the Closing Date, whichever is sooner, the Company agrees to send the following reports to Purchaser until Purchaser transfers, assigns or sells all of its Securities: (a) within three (3) days after the filing with SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) day after release, copies of all press releases issued by the Company or any if its subsidiaries. The Company further agrees to promptly provide to Purchaser or assignee thereof (a "Holder") any information with respect to the Company, its properties, or its business or Holder's investment as such Holder may reasonably request; provided, however, that the Company shall not be required to give any Holder any material nonpublic information as determined by the Company in its sole discretion. If any information requested by a Holder from the Company contains material nonpublic information, the Company shall inform the Holder in writing that the information requested contains material nonpublic information and shall in no event provide such information to Holder without the express prior written consent of such Holder after being so informed.

         4.6 Churchill Financing. The Company has provided Purchaser a copy of a non-binding letter of intent dated June 21, 1999, which describes a proposed transaction pursuant to which Churchill Capital, Inc. ("Churchill") would invest a minimum of $10 million and a maximum of $15 million of the Common Stock (the "Letter"). Upon consummation of this transaction, the Company shall provide to Purchaser a copy of all documentation executed by the parties evidencing the investment. Purchaser agrees to vote all of his shares of Common Stock (including the Common Shares purchased hereunder) in favor of all proposals relating to the investment by Churchill, the amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company in order to accommodate the Churchill investment and the amendment to the By-Laws to increase the number of directors sufficient to accommodate the Churchill investment and the Voting Agreement, all as shall be set forth in a proxy statement to be sent to all stockholders of the Company in August, 1999.

         4.7 Board Representation. Immediately after the Closing, the Company shall convene a meeting of its Board of Directors and shall elect a designee of Purchaser to serve as a member of the Board of Directors for a term expiring at the 2002 Annual Meeting of the stockholders of the Company. In the event Purchaser has not been afforded the right to designate a second director (as contemplated by the Voting Agreement) by October 31, 1999, the Company shall convene a meeting of its Board of Directors and shall take such steps as shall be necessary to elect a second designee of Purchaser to serve as a member of the Board of Directors.

         4.8 Listing. The Company shall use reasonable efforts to secure and maintain listing and trading of the Common Shares on the NASDAQ National Market System and any other national securities exchange or quotation system on which the Common Stock is then listed or quoted and for so long as Purchaser owns any of the Securities or three (3) years from the Closing Date, whichever is sooner, and comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the NASDAQ and any other national securities exchange or quotation system on which the Common Stock is then listed.

         4.9 Prospectus Delivery Requirement. Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by Purchaser of the Common Stock being sold, and Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act, if any, in connection with any such sale.

         4.10 Intentional Acts or Omissions. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

         4.11 Corporate Existence. So long as Purchaser beneficially owns any Securities or for three (3) years from the Closing Date, whichever is sooner, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets without the written consent of Purchaser not to be unreasonably withheld, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on NASDAQ, NASDAQ SmallCap, NYSE, or AMEX.

         4.12 Hedging Transactions. The Company hereby expressly agrees that Purchaser shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, without limitation, puts, call, futures contracts, short sales and hedging and arbitrage transactions as long as Purchaser complies with applicable law.

         4.13 Dilution. Commencing on the date hereof and continuing until the end of the period in which Purchaser has the right to designate one additional member of the Board of Directors of the Company in accordance with the provisions of the Voting Agreement of even date herewith entered into by and among the Purchaser and certain stockholders of the Company (the "Voting Agreement"), in the event the Company shall issue any additional shares of Common Stock at a price per share less than $4.00 (as adjusted for stock splits or stock dividends), the Company shall issue New Shares ("New Shares") to Purchaser based on the formula described below ("New Price"). The New Price, when multiplied by the sum of the New Shares and the 750,000 shares of Common Stock purchased from the Company under this Agreement, shall equal the Purchase Price under this Agreement.

              New Price =   (P1 x Q1) + (P2 x Q2)
                            ---------------------
                                  (Q1 + Q2)

              where:

         P1 = the Purchase Price of the Common Shares under this Agreement;

         Q1 = the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of additional shares of Common Stock;

         P2 = the average price per share received by the Company for the additional shares of Common Stock issued; and

         Q2 = the number of additional shares of Common Stock issued.

         For purposes of this Section 4.13, if a part or all of the consideration received by the Company in connection with the issuance of shares of Common Stock consists of property other than cash, such consideration shall be deemed to have a value equal to its fair market value as determined in good faith by the Board of Directors of the Company.

         Notwithstanding the foregoing or any other provision hereof, the Company shall not issue any New Shares as a result of (i) securities of the Company issued in connection with any stock split, stock dividend or recapitalization of the Company, (ii) shares of Common Stock issued from time to time and shares of Common Stock granted from time to time upon the exercise of options, in each case granted or to be granted in the discretion of the Board to the Company's employees, directors or consultants as compensation for services rendered to the Company; (iii) shares of Common Stock issued from time to time in exercise of warrants granted or to be granted to investors, placement agents or underwriters or (iv) shares of Common Stock issued to Churchill pursuant to an agreement on the same or substantially similar terms as those described in the Letter.

         4.14 Purchaser's Reporting Obligations. Purchaser agrees to prepare, execute and file in a timely manner Form 4 and Schedule 13 D or 13G with respect to the purchase of the Common Shares.

                                    ARTICLE V
                   LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

         5.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without any legend to the holder of any Common Shares upon which such Legend is stamped, and a certificate for a security shall be originally issued without any legend, if, unless otherwise required by applicable state securities laws, (a) upon the sale of such Common Shares registered under the Securities Act pursuant to an effective registration statement covering such shares, (b) upon the sale or transfer without registration under the Securities Act and Purchaser provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Common Shares may be made without registration under the Securities Act or (c) upon the sale of such Common Shares pursuant to Rule 144. Purchaser agrees to sell all Common Shares, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and, if required, to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Common Shares or any Common Shares is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Common Shares is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Common Shares, the Company may require that the Legend be placed on any such Common Shares that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Common Shares may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

         5.2 Transfer Agent Instructions. Subject to the provisions of this Agreement, the Company shall irrevocably instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Common

Shares in such amounts as specified from time to time by Purchaser to the Company. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by Section 5.1 above. The Company warrants that no instruction other than such instructions referred to in this Article V, and no stop transfer instructions other than stop transfer instructions to give effect to Section 2.9 hereof in the case of the Common Shares prior to registration thereof under the Securities Act, will be given by the Company to its transfer agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way (i) Purchaser's obligations and agreement set forth in
Section 5.1 hereof to resell the Common Shares pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws or (ii) the Right of First Refusal (as hereinafter defined). Without limiting the foregoing, if (a) Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) Purchaser transfers Common Shares pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach of threatened breach by the Company of the provisions of this Article V, that Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         5.3   Agreement between Purchaser and the Company; Right of First
Refusal.

         (a) Notice of Transfer. In the event that Purchaser proposes either voluntarily or involuntarily (including transfers by operation of law) to sell, assign, pledge, encumber, transfer or otherwise dispose of

               ("Transfer") any of the Common Shares (including any Transfer via the NASDAQ or other exchange, with or without a broker or dealer), Purchaser shall give the Company written notice of Purchaser's intention ("Transfer Notice"), describing the offered shares ("Offered Shares"), the identity of the prospective transferee, the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that Purchaser has received a firm offer from the prospective transferee and in good faith believes a binding agreement for Transfer is obtainable on substantially the terms set forth, and shall also include a copy of any written proposal or letter of intent or other agreement relating to the proposed Transfer.

         (b) Right of First Refusal. With respect to any proposed Transfer, the Company shall have an option to purchase all of the Offered Shares (the "Right of First Refusal") or shall have the option to assign to a transferee or assignee the Company's Right of First Refusal provided the Company gives written notice to the Purchaser at the time of or within a reasonable time after said transfer, which notice shall state the name and address of said transferee or assignee. Upon notice of the Company's option to assign its Right of First Refusal to a transferee or assignee, this Section 5.3 shall inure to the benefit of, and be binding upon, the transferee or assignee. To exercise the Right of First Refusal, the Company must notify the Purchaser in writing before the expiration of the ten (10) day period following the delivery of the Transfer Notice to the Company. If the Company elects to purchase the Offered Shares, it shall pay the same consideration for the Offered Shares on the same terms and conditions as described in the Transfer Notice.

         (c) Closing Procedures; Subsequent Transfers. If the Company exercises the Right of First Refusal, the Company and Purchaser shall consummate the sale of the Offered Shares on the terms set forth in the Transfer Notice by the date thirty (30) days after the delivery of the Transfer Notice; provided, however, in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company shall have the option of paying for the Offered Shares by the cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company and Purchaser. If the Company fails to exercise in full the Right of First

               Refusal on a timely basis, then Purchaser may, not later than sixty (60) days following delivery to the Company of the Transfer Notice, conclude the Transfer subject to the Transfer Notice on the terms and conditions described in such notice. Any proposed transfer on terms and conditions different from the those described in the Transfer Notice, as well as any subsequent proposed transfer by Purchaser, shall again be subject to the Company's Right of First Refusal and shall require Purchaser to deliver a new Transfer Notice to the Company and to comply with the procedures described in this Section 5.3 with respect to such different or new Transfer.

         (d)   Limitation on Right. Notwithstanding the provisions of this
               Section 5.3, the Right of First Refusal set forth in this Section
               5.3 shall apply only to a sale or transfer of Common Shares representing not less than 5% of the then issued and outstanding shares of the Common Stock of the Company in a single transaction or in a series of integrated transactions.

                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         6.1 Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Common Shares to Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing and with respect to Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (a) Purchaser shall have executed this Agreement and the other Documents and delivered the same to the Company.

         (b) Purchaser shall deliver the Purchase Price by wire transfer in immediately available funds for the Common Shares purchased at the Closing.

         (c) The representations and warranties of Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time, and Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by

               Purchaser at or prior to the Closing. The Company shall have received a certificate executed by Purchaser, dated as of the Closing to the foregoing effect and as to such other matters as may be reasonably requested by the Company.

         (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) The Company shall have received an opinion of Purchaser's counsel dated as of the Closing, in form reasonably acceptable to the Company and its counsel.

                                   ARTICLE VII
                CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

         The obligation of Purchaser hereunder to purchase the Common Shares to be purchased by it on the date of the Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser (with respect to it) at any time in Purchaser's sole discretion:

         (a) The Company shall have executed this Agreement and other Documents and delivered the same to Purchaser.

         (b) The Company shall have delivered certificates for the Common Shares (in such denominations as Purchaser shall request) being so purchased by Purchaser at the Closing.

         (c) The Common Stock shall be listed on the NASDAQ and trading in the Common Stock shall not have been suspended.

         (d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

         (e) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (f) Purchaser shall have received the officer's certificate described in Section 3.3 as of the Closing.

         (g) Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing, in form reasonably acceptable to Purchaser and his counsel.

         (h) The Company's transfer agent has agreed to act in accordance with appropriate irrevocable instructions.

         (i) The Company shall have entered into a Board Advisory Agreement with Purchaser in the form attached hereto as Exhibit B.

         (j) The key management shareholders of the Company shall enter into a Voting Agreement with Purchaser in the form attached hereto as Exhibit C.

                                  ARTICLE VIII
                          GOVERNING LAW: MISCELLANEOUS
         8.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of Delaware and the state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The

Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         8.2 Counterparts. This Agreement may be executed in counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

         8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         8.5 Entire Agreement: Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

         8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

         If to the Company:

         Asche Transportation Services, Inc.
         10214 N. Mt. Vernon Road
         Shannon, Illinois  61078
         Attention:  Leon M. Monachos, Chief Financial Officer
         Facsimile No.:  (815) 864-2646

         with a copy to:

         Sachnoff & Weaver, Ltd.
         30 South Wacker Drive
         Suite 2900
         Chicago, Illinois  60606
         Attn:  Joel R. Schaider, Esquire
         Facsimile No.:  (312) 207-6400

         If to Purchaser:

         James A. Jalovec
         c/o J. A. J. Investments, Ltd.
         7170 South Woelfel Road
         Franklin, Wisconsin  53132
         Facsimile No.: (414) 525-9716

         with a copy to:

         James E. Baker, Jr., Esquire
         Baxter, Baker, Sidle & Conn, P.A.
         120 E. Baltimore Street, Suite 2100
         Baltimore, Maryland  21201
         Facsimile No.:  (410) 230-3801

         Each party shall provide notice to the other parties of any change in address.

         8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Purchaser shall assign this Agreement or any rights or obligations hereunder without any prior written consent of the other except as otherwise provided in Section 5.3.

         8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.9 Survival. The representations and warranties of the Company and the agreements and covenants set forth in Articles III, IV, V and VIII shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. For a period of one (1) year from the date of the occurrence of the applicable breach, the Company agrees to indemnify and hold harmless Purchaser and each of Purchaser's agents and affiliates for loss or damage arising as a result of or related to any breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         8.10 Public Filings. Immediately following execution of this Agreement, the Company shall issue a press release with respect to the transactions contemplated hereby. The Company and Purchaser shall have the right to approve before issuance of the foregoing press release, SEC or other filings, or any other public statements, with respect to the purchase of the Common Shares; provided, however, that the Company shall be entitled, without the prior approval of Purchaser, to make any press release or SEC, NASDAQ, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although Purchaser shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof.

         8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         8.12 Remedies. No provision of this Agreement providing for any remedy to Purchaser shall limit any remedy which would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

         8.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed under seal as of the date first above written.

/s/ James  A. Jalovec               (SEAL)
------------------------------------
James  A. Jalovec

ADDRESS: c/o J. A. J. Investments, Ltd.
         7170 South Woelfel Road
         Franklin, Wisconsin  53132

AGGREGATE NUMBER OF COMMON SHARES:  750,000

COMPANY:

ASCHE TRANSPORTATION SERVICES, INC.

By: /s/ Leon M. Monachos                              (SEAL)
    --------------------------------------------------
    Leon M. Monachos, Chief Financial Officer

                                    EXHIBIT A
                        to Securities Purchase Agreement

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of July 9, 1999, by and between Asche Transportation Services, Inc., a Delaware corporation (the "Company"), with headquarters located at 10214 N. Mt. Vernon Road, Shannon, Illinois 61078, and the undersigned (the "Purchaser").

                                    RECITALS

         A. In connection with the Securities Purchase Agreement of even date herewith by and between the Company and Purchaser (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Purchaser 750,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). The shares of Common Stock being purchased under the Securities Purchase Agreement are referred to herein as the "Common Shares".

         B. To induce Purchaser to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (a)      "Purchaser" means Purchaser and, subject to the provisions of
                  Section 5.3 of the Securities Purchase Agreement, any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

         (b) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

         (c) "Registrable Securities" means the Common Shares and any shares of capital stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares.

         (d) "Registration Statement" means a registration statement of the Company under the Securities Act.

         1.2 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                                   ARTICLE II
                                  REGISTRATION

         2.1 Mandatory Registration. The Company shall prepare, and, on or prior to thirty (30) days after the date of the Closing (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of Purchaser) covering the resale of all of the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of (which approval shall not be unreasonably withheld or denied)) Purchaser and his counsel prior to its filing or other submission.

         2.2 Payments by the Company. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, but in no event later than the ninetieth (90th) day following the date of the Closing (the "Registration Deadline").

         2.3 Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then if the Registrable Securities have not been registered pursuant to Section 2.1, the Company shall send to Purchaser, who has a right to have Registrable Securities covered by a Registration Statement pursuant to this Agreement written notice of such determination and, if within fifteen (15) days after the date of such notice, Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities Purchaser requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriters thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which Purchaser has requested inclusion hereunder as the underwriter shall permit. No right to registration of Registrable Securities under this Section 2.3 shall be construed to limit any registration required under Section 2.1 or 3.2 hereof.

         2.4 Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the re-sale by Purchaser of the Registrable Securities. The Company covenants and agrees that throughout the Registration Period (as herein defined), the Company shall continue to be eligible to use Form S-3 for registration of such re-sale and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                                   ARTICLE III
                           OBLIGATIONS OF THE COMPANY

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         3.1 The Company shall prepare promptly and file with the SEC not later than the Filing Date the Registration Statement required by Section 2.1, and shall use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future) and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to Purchaser) may be immediately sold to the public without registration and without restriction as to the number with Registrable Securities to be sold, whether pursuant to Rule 144 or otherwise (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

         3.2 The Company shall prepare and file with the SEC such amendments (including post- effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period or, if earlier, such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registerable Securities issued pursuant to the Securities Purchase Agreement, the Company shall amend the Registration Statement or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registerable Securities, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefore arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

         3.3 The Company shall furnish to Purchaser whose Registrable Securities are included in the Registration Statement and its legal counsel (a) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2.1, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by Purchaser.

         3.4 The Company shall use reasonable efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under securities laws of such jurisdictions in the United States as Purchaser who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3.4, (ii) subject itself to general taxation in any such jurisdiction,
(iii) file a general consent to service of process in any such jurisdiction,
(iv) provide any undertakings that cause the Company material expense or burden, or (v) make any change in its charter or by-laws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

         3.5 As soon as practicable after becoming aware of such event, the Company shall notify (by telephone and also by facsimile and reputable overnight courier) Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly (but in any event within five (5) days) to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to Purchaser as Purchaser may reasonably request.

         3.6 The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify (by telephone and also by facsimile and reputable overnight carrier) Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         3.7 The Company shall permit Purchaser's counsel to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) within a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to Purchaser, Purchaser's beneficial ownership of securities of the Company or Purchaser's intended method of disposition of the Registerable Securities shall conform to the information provided to the Company by Purchaser.

         3.8 The Company shall hold in confidence and not make any disclosure of information concerning Purchaser provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) Purchaser consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Purchaser prior to making such disclosure, and allow Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         3.9 For so long as Purchaser owns any of the Common Shares or three (3) years from the Closing Date, whichever is sooner, the Company shall use reasonable efforts to cause the listing and the continuation of listing of all the Registrable Securities covered by the Registration Statement on the NASDAQ National Market System and any other national securities exchange or quotation system upon which the Common Stock is then listed or quoted.

         3.10 The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

         3.11 The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission).

         3.12 The Company shall take all such other actions as Purchaser reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities.

                                   ARTICLE IV
                            OBLIGATIONS OF PURCHASER

         In connection with the registration of the Registrable Securities, Purchaser shall have the following obligations:

         4.1 Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify Purchaser of the information the Company requires from Purchaser.

         4.2 Purchaser, by such Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the

Company in connection with the preparation and filing of the Registration Statement hereunder, unless Purchaser has notified the Company in writing of such Purchaser's election to exclude all of Purchaser's Registrable Securities from the Registration Statement.

         4.3 Purchaser understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

         4.4 Purchaser agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.5, Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5 and, if so directed by the Company, Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in Purchaser's possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                                    ARTICLE V
                            EXPENSES OF REGISTRATION

         All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of counsel of Purchaser pursuant hereof shall be borne by the Company.

                                   ARTICLE VI
                                 INDEMNIFICATION

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         6.1 To the extent permitted by law, the Company will indemnify, hold harmless and defend (a) Purchaser and (b) agents and representatives of Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company shall reimburse Purchaser and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (x) shall not apply to an Indemnified Person with respect to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to
Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Purchaser pursuant to Article IX.

         6.2 In connection with any Registration Statement in which Purchaser is participating, Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6. 1, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (such an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Purchaser expressly for use in connection with such Registration Statement; and subject to
Section 6.3 Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that Purchaser shall be liable under this Agreement (including this Section 6.2 and Article VII) for only that amount as does not exceed the net proceeds actually received by Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Purchaser pursuant to Article IX. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

         6.3 Promptly after receipt by an Indemnified Person or Indemnified Party under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate firm of legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Purchaser if Purchaser is entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article VI, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                   ARTICLE VII
                                  CONTRIBUTION

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Article VI, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                                  ARTICLE VIII
                         REPORTS UNDER THE EXCHANGE ACT

         With a view to making available to Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, during the Registration Period and for one year thereafter, to:

         8.1 Make and keep public information available, as those terms are understood and defined in Rule 144;

         8.2 File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4.3 of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

         8.3 Furnish to Purchaser so long as Purchaser holds Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit Purchaser to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IX
                        ASSIGNMENT OF REGISTRATION RIGHTS

         The rights of Purchaser hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by Purchaser to any transferee of all or any portion of the Registrable

Securities if: (a) Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement including, but not limited to, Section 5.3 thereof.

                                    ARTICLE X
                        AMENDMENT OF REGISTRATION RIGHTS

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Article X shall be binding upon Purchaser and the Company.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Subject to the provisions of Section 5.3 of the Securities Purchase Agreement, a person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         11.2 Any notices herein required or permitted to be given shall be in writing and may be personally served or delivered by courier (including a recognized overnight delivery service) or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

              If to the Company:

         Asche Transportation Services, Inc.
         10214 N. Mt. Vernon Road
         Shannon, Illinois  61078
         Attention:  Leon M. Monachos, Chief Financial Officer
         Facsimile No.:  (815) 864-2646

         with a copy to:
         Sachnoff & Weaver, Ltd.
         30 South Wacker Drive
         Suite 2900
         Chicago, Illinois  60606
         Attn:  Joel R. Schaider, Esquire
         Facsimile No.:  (312) 207-6400

         If to Purchaser:

         James A. Jalovec
         c/o J. A. J. Investments, Ltd.
         7170 South Woelfel Road
         Franklin, Wisconsin  53132
         Facsimile No.:  (414) 525-9716

         with a copy to:

         James E. Baker, Jr., Esquire
         Baxter, Baker, Sidle & Conn, P.A.
         120 E. Baltimore Street, Suite 2100
         Baltimore, Maryland  21201
         Facsimile no.:  (410) 230-3801

or at such other address as each such party furnishes by notice given in accordance with this Section 11.2.

         11.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         11.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the federal courts located in the state of Delaware and the state courts of the State of Delaware located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto agree that a final non-appealable judgment, in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         11.5 This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         11.6 Subject to the requirements of Article IX hereof, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

         11.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.8 This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         11.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         11.10 If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

         11.11 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date first above written.

COMPANY:

ASCHE TRANSPORTATION SERVICES, INC.

By:  /s/ Leon M. Monachos                    (SEAL)
   ----------------------------------------
Name:    Leon M. Monachos

Title:        Chief Financial Officer


PURCHASER:

/s/ James  A. Jalovec                        (SEAL)
-------------------------------------------
James A. Jalovec

                                    EXHIBIT B
                        to Securities Purchase Agreement

                            BOARD ADVISORY AGREEMENT

         THIS BOARD ADVISORY AGREEMENT (this "Agreement"), is made as of this 9th day of July, 1999, by and between Asche Transportation Services, Inc., a Delaware corporation (the "Company"), and James A. Jalovec ("Jalovec").

                                    RECITALS

         A. In connection with the Securities Purchase Agreement dated of even date herewith by and between the Company and Jalovec (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Jalovec 750,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). The shares of Common Stock being purchased under the Securities Purchase Agreement are referred to herein as the "Common Shares".

         B. To induce Jalovec to execute and deliver the Securities Purchase Agreement, the Company has agreed to engage Jalovec as an advisor to the Board of Directors of the Company, all in accordance with the terms and conditions contained herein.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Jalovec hereby agree as follows:

         1. Engagement. The Company hereby engages Jalovec to serve as a non-voting advisor to the Board of Directors of the Company. Jalovec shall be invited to all personal and telephonic meetings of the Board of Directors and shall be entitled to participate therein. Jalovec shall be advised of the time and place of all such meetings in the same manner as to all directors of the Company.

         2. Term. The term of this Agreement shall commence on the date hereof and shall continue as long as Jalovec has the right to designate one additional member of the Board of Directors (in addition to the member designated pursuant to Section 4.7 of the Securities Purchase Agreement) in accordance with the provisions of the Voting Agreement of even date herewith entered into by and among Jalovec and certain management stockholders of Company. In any event, the term of this Agreement shall end no later than June 30, 2004. In the event Jalovec serves on the Board of Directors, he shall continue to be entitled to the compensation described in Section 3 below as well as any other consideration payable to non-employee members of the Board of Directors.

         3. Consideration. In consideration for the advisory services to be provided hereunder, the Company shall pay to Jalovec an annual advisory fee of $30,000, payable in equal monthly installments on the first day of each calendar month commencing on August 1, 1999. In addition, the Company shall pay all out-of-pocket expenses incurred by Jalovec and any director-designee of Jalovec to travel to and review any operations of the Company.

         4. Notices. Any notices herein required or permitted to be given shall be in writing and may be personally served or delivered by courier (including a recognized overnight delivery service) or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

         If to the Company:

         Asche Transportation Services, Inc.
         10214 N. Mt. Vernon Road
         Shannon, Illinois  61078
         Attention:  Leon M. Monachos, Chief Financial Officer
         Facsimile No.:  (815) 864-2646
          with a copy to:
         Sachnoff & Weaver, Ltd.
         30 South Wacker Drive
         Suite 2900
         Chicago, Illinois  60606
         Attn:  Joel R. Schaider, Esquire
         Facsimile No.:  (312) 207-6400

         If to Jalovec:

         James A. Jalovec
         c/o J. A. J. Investments, Ltd.
         7170 South Woelfel Road
         Franklin, Wisconsin  53132
         Facsimile No.: (414) 525-9716

         with a copy to:

         James E. Baker, Jr., Esquire
         Baxter, Baker, Sidle & Conn, P.A.
         120 E. Baltimore Street, Suite 2100
         Baltimore, Maryland  21201
         Facsimile No.:  (410) 230-3801

or at such other address as each such party furnishes by notice given in accordance with this Section 4.

         5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

         6. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

         7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date first above written.

COMPANY:

ASCHE TRANSPORTATION SERVICES, INC.

By:  /s/ Leon M. Monachos                    (SEAL)
   ---------------------------------------
Name:    Leon M. Monachos

Title:      Chief Financial Officer


JALOVEC:


/s/ James  A. Jalovec                        (SEAL)
------------------------------------------
James A. Jalovec

                                    EXHIBIT C
                        to Securities Purchase Agreement

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT is made and entered into as of July 9, 1999 (this "Agreement") between James A. Jalovec ("Purchaser"), and Larry L. Asche, Diane
L. Asche, Kevin M. Clark, Richard S. Baugh and Gary I. Goldberg (the "Principal Stockholders").

                                    RECITALS

         WHEREAS, on July 9, 1999, Purchaser and Asche Transportation Services, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which Purchaser intends to acquire 750,000 shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"); and

         WHEREAS, as an inducement and a condition to consummating the Purchase Agreement, the Purchaser has required that the Principal Stockholders agree, and the Principal Stockholders have agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

         1. Definitions. For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

         (b) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         2. Composition and Nomination of Board of Directors.

            2.1 Board Composition Requirements. The Company and Purchaser hereby acknowledge and agree that Purchaser has been granted the right to designate one member of the Board of Directors pursuant to Section 4.7 of the Securities Purchase Agreement. The parties hereto intend that Jalovec shall have the right to designate, for as long as he Beneficially Owns at least 50% of the number of shares of Common Stock he will Beneficially Own after his purchase of the 750,000 shares pursuant to the Securities Purchase Agreement, two members of the Board of Directors, including the director designated by Purchaser under Section
4.7 of the Securities Purchase Agreement (the "Board Composition Requirement"). At any meeting of stockholders at which directors are to be elected and with respect to any written consent of stockholders of the Company in lieu of meeting relating to the election of directors, the Principal Stockholders shall vote, or execute and deliver a written consent with respect to, all shares of Common Stock and any other voting securities of the Company held of record or Beneficially Owned in favor of a slate of directors meeting the Board Composition Requirement and nominated as contemplated by Section 3.2 hereof and against any slate of directors that does not satisfy the Board Composition Requirements or the nomination procedures contemplated by Section 3.2.

            2.2 Nominating Procedures. In connection with each meeting of stockholders of the Company at which directors of the Company are to be elected, the parties hereto shall cause their designees on the Board to nominate a slate of nominees for director which meets the Board Composition Requirements for so long as this Agreement remains in effect.

            The nominees so selected by the Board of Directors shall be presented and voted upon at the meeting of stockholders as a slate.

            2.3 Removal of Directors. Except as otherwise provided in this
Section 2.3, the Principal Stockholders agree not to take any action to remove, with or without cause, any director of the Company designated by Purchaser. Notwithstanding the foregoing, Purchaser shall at all times have the right to remove and to cause the Principal Stockholders to remove, with or without cause, any or all of the directors designated by Purchaser.

         2.4 Vacancies. If a vacancy is created on the Board of Directors by reason of the death, disability, removal or resignation of any one of the directors designated by Purchaser, Purchaser shall designate a replacement director. In the event Purchaser shall fail to designate such replacement within thirty (30) days from the date such vacancy was created, the Principal Stockholders shall have the right to designate a replacement director, or if they so choose, to allow the position to remain vacant.

         3. Action to Reconstitute Board of Directors. If at any time and for any reason the Board of Directors shall fail to satisfy the Board Composition Requirements, then, at the written request of Purchaser, the Principal Stockholders shall, to the extent it has power to do so, cause to be called a special meeting of the stockholders to be held for the purpose of taking whatever action may be necessary to ensure that the Board is constituted so as to satisfy the Board Composition Requirements as promptly as practicable.

         4. Certificate of Incorporation and Bylaws. The Principal Stockholders shall vote all shares of Common Stock and any other voting securities of the Company then held of record or Beneficially Owned and shall take all other actions necessary and appropriate (including, without limitation, removing any director) to ensure that the Company's Certificate of Incorporation and Bylaws do not at any time conflict with the provisions of this Agreement.

         5. By-Law Amendments. The Principal Stockholders shall vote, or execute and deliver a written consent with respect to, all shares of Common Stock and any other voting securities of the Company held of record or Beneficially Owned in favor of an amendment to the By-Laws of the Company to increase the number of directors to no fewer than eleven and no greater than fifteen. The Principal Stockholders shall not vote in favor of any further amendments to the By-Laws increasing the number of directors.

         6. Miscellaneous.

            6.1 Modification and Waiver. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

            6.2 Entire Agreement. Except as set forth in the Securities Purchase Agreement, this Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreement or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

            6.3 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            6.4 No Implied Rights. Nothing herein, express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any interest, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

            6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            6.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

            6.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            6.8 Notices. All notices and other communications under this Agreement shall be in writing and may be personally served or delivered by courier (including a recognized overnight delivery service) or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses of such communications shall be:

         If to Purchaser, to:

         James A. Jalovec
         c/o J. A. J. Investments, Ltd.
         7170 South Woelfel Road
         Franklin, Wisconsin  53132
         Facsimile No.: (414) 525-9716
         with a copy to:

         James E. Baker, Jr., Esquire
         Baxter, Baker, Sidle & Conn, P.A.
         120 E. Baltimore Street, Suite 2100
         Baltimore, Maryland  21202
         Facsimile No.:  (410) 230-3801

         If to the Principal Stockholders, to:

         Larry L. Asche
         Diane L. Asche
         Kevin M. Clark
         Richard S. Baugh
         Gary I. Goldberg
         c/o Asche Transportation Services, Inc.
         10214 N. Mt. Vernon Road
         Shannon, Illinois  61078
         Facsimile No.:  (815) 864-2646

or at such other address as each such party furnishes by notice given in accordance with this Section 6.8.

            6.9 Joint and Several. The obligations of the Principal Stockholders shall be joint and several.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.


                                /s/ James A. Jalovec                      (SEAL)
                                -------------------------------------
                                James A. Jalovec


                               /s/ Larry L. Asche                         (SEAL)
                               -------------------------------------
                               Larry L. Asche


                               /s/ Diane L. Asche                         (SEAL)
                               -------------------------------------
                               Diane L. Asche


                               /s/ Kevin M. Clark                         (SEAL)
                               -------------------------------------
                               Kevin M. Clark


                               /s/ Richard S. Baugh                       (SEAL)
                               -------------------------------------
                               Richard S. Baugh


                               /s/ Gary Goldberg                          (SEAL)
                               -------------------------------------
                               Gary I. Goldberg